UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2017

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of Principal Executive Offices) (Zip Code)

1-866-249-3302

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 28, 2017, the Board of Directors (the “Board”) of Wells Fargo & Company (the “Company”) adopted an amended Code of Ethics and Business Conduct (the “Code”), which became effective on December 4, 2017. The Code applies to all team members of the Company, including the principal executive officer, principal financial officer, and principal accounting officer, and to all directors of the Company and its subsidiaries.

The amended Code reflects the Company’s commitment to the highest standards of integrity, transparency and principled performance and enhances and clarifies existing obligations under the Code, including relating to (a) the alignment of the Code with the Company’s vision, values and goals, (b) the Company’s focus on putting customers first, including by treating all customers in a fair, consistent, and responsible manner, (c) the Company’s non-retaliation policy, (d) compliance obligations under the laws, rules and regulations of jurisdictions in which the Company conducts business, (e) the responsibilities of team members to avoid conflicts of interest or the appearance of conflicts of interest in performance of their duties on behalf of the Company, (f) the responsibility of managers to identify and timely address sales practices that are inconsistent with the Company’s vision, values and goals and the Code, and (g) Company policies and requirements that apply, and resources available to team members and directors to assist them in understanding and complying with their obligations under the Code.

A copy of the amended Code is included as an exhibit to this Form 8-K and is posted on the corporate governance page of the Company’s website at www.wellsfargo.com/about/corporate/governance.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Location

99.1	Wells Fargo Code of Ethics and Business Conduct	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2017	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Deputy General Counsel and Secretary

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